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EXHIBIT 99

                      UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.
                        COMPUTATION OF EARNINGS PER SHARE

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
                                                   Three Months Ended September 30,   Nine Months Ended September 30,
                                                   --------------------------------   -------------------------------
                                                         2004            2003               2004           2003
                                                     ------------    ------------       ------------   ------------
Earnings (Loss) per share:

BASIC NET INCOME (LOSS) PER COMMON SHARE
Numerator:
   Income (Loss) from continuing operations          $ (3,189,738)   $   (812,217)      $  1,226,092   $ (1,771,604)

Denominator:

   Weighted average common shares outstanding          12,238,122       8,437,589         11,197,572      8,296,608
   Effect of dilutive securities
     Conversion of preferred stock                              -               -          3,475,297              -
     Common stock equivalents from
     warrants and options                                       -               -                  -              -
                                                     ------------    ------------       ------------   ------------
Denominator for diluted earnings per common share      12,238,122       8,437,589         14,672,869      8,296,608
                                                     ============    ============       ============   ============
   Basic net income (loss) per common share          $      (0.26)   $      (0.10)      $       0.11   $      (0.21)
                                                     ============    ============       ============   ============
   Diluted net income (loss) per common share        $      (0.26)   $      (0.10)      $       0.08   $      (0.21)
                                                     ============    ============       ============   ============
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